Exhibit 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the prospectus constituting part of this Registration Statement, under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.”

New York, New York	/s/ Sidley Austin LLP
January 3, 2011